UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

_____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

Allegiant Travel Company

(Exact name of registrant as specified in its charter)

Nevada		001-33166	20-4745737

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive			89144
Las Vegas,	Nevada

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:              (702) 851-7300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 193 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 20, 2020, Allegiant Travel Company (the “Company”) through its airline operating subsidiary Allegiant Air, LLC entered into a Payroll Support Program Agreement (the “PSPA”) with the U.S. Department of the Treasury (the “Treasury”) for the first installment of an award Allegiant Air is to receive under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The total amount expected to be allocated to Allegiant Air under the Payroll Support Program established under the CARES Act is approximately $171.9 million. Under the PSPA, Allegiant Air has received a grant of $86.0 million and the proceeds must be used exclusively for wages, salaries and benefits.

In consideration for the grant, when the full amount of the award is funded, Allegiant Air will have issued to Treasury a low-interest rate, senior unsecured term promissory note (the “PSP Note”) in the principal amount of approximately $21.6 million, which obligation will mature 10 years after issuance. The PSP Note will be guaranteed by the Company and will be prepayable at any time at par.

Also in consideration for the grant, when the full amount of the award is funded, the Company will issue to Treasury warrants (the “PSP Warrants”) to purchase 25,898 shares of common stock of the Company at a price of $83.33 per share (based on the closing price of the Company’s common stock on The Nasdaq Global Select Market on April 9, 2020). The PSP Warrants will expire five years after issuance, and will be exercisable either through net share settlement or cash, at the Company’s option. The PSP Warrants will include customary anti-dilution provisions, will not have any voting rights and will be freely transferrable, with registration rights.
In connection with the PSPA, the Company will be required to comply with the relevant provisions of the CARES Act, including those prohibiting the repurchase of common stock and the payment of common stock dividends until September 30, 2021, as well as those restricting the payment of certain executive compensation for periods through March 24, 2022.
The Company has submitted an application to the Loan Program under the CARES Act in the principal amount of approximately $276 million and expects these funds to be available through September 30, 2020 subject to reaching mutually agreeable terms with Treasury.
In connection with the Loan Program, the Company will be required to comply with the relevant provisions of the CARES Act, including those prohibiting the repurchase of common stock and the payment of common stock dividends as well as those restricting the payment of certain executive compensation. Under the CARES Act, these restrictions will apply until one year after the loan is repaid.
Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this Report that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements may include, among others, future funding of the PSPA, the expectation to complete a mutually agreeable loan with the Treasury and the effect of restrictions and obligations thereunder. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate," “project”, “hope”  or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the severity and duration of business disruption caused by the Covid-19 pandemic among other disclosed risks which may impact our operations.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2020	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory Anderson
	Name:	Gregory Anderson
	Title:	Chief Financial Officer

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